UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2012

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

General

On November 26, 2012, Equity Residential (“EQR”) and ERP Operating Limited Partnership (“ERP” and, individually or, where the circumstances indicate, collectively with EQR, the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with AvalonBay Communities, Inc. (“AVB”), Archstone Enterprise LP (“Archstone”) and Lehman Brothers Holdings Inc. (“LBHI”) pursuant to which the Company, AVB and certain of their respective subsidiaries have agreed to acquire from Archstone and its affiliates (the “Transaction”), all of the assets and interests in various entities affiliated with Archstone, constituting a portfolio of apartment properties and other assets described in more detail below (the “Archstone Assets”) in exchange for (i) cash in the aggregate amount of $2,685,000,000 (the “Cash Purchase Price”) (of which $2,016,000,000 will be paid by ERP (the “ERP Cash Purchase Price”) and $669,000,000 will be paid by AVB (the “AVB Cash Purchase Price”)), (ii) 34,468,085 common shares of beneficial interest of EQR (the “EQR Shares”), (iii) 14,889,706 shares of common stock of AVB (the “AVB Shares”) and (iv) the assumption of all of the liabilities related to the Archstone Assets (other than certain liabilities owed to LBHI and its affiliates and certain transaction expenses). The number of EQR Shares and AVB Shares is subject to adjustment for certain dividends, distributions, share splits, and share combinations, as described in the Purchase Agreement.

Following consummation of the Acquisition, the Company will own assets representing approximately 60% of the Archstone Assets and AVB will own assets representing approximately 40% of the Archstone Assets. Specifically, the Company has agreed to acquire, directly or indirectly, 78 wholly-owned, stabilized properties consisting of 23,110 apartment units, five additional partially-owned and unconsolidated stabilized properties consisting of 1,936 apartment units, as well as ownership or ownership interests in four projects under construction for 1,225 apartment units, and fifteen land sites for the potential development of approximately 3,636 apartment units. In addition, the Company and AVB will acquire certain assets of Archstone, including Archstone’s interests in certain joint ventures, interests in a portfolio of properties located in Germany, and certain development land parcels, through one or more unconsolidated joint ventures between the Company and AVB that are expected to be owned 60% by the Company and 40% by AVB. The Company and AVB will also own through a joint venture expected to be owned 60% by the Company and 40% by AVB certain entities that are subject to existing tax protection arrangements and approximately $330.0 million in preferred interests of Archstone unitholders ($260.6 million of which are subject to tax protection arrangements).

The obligations of the Company and AVB under the Purchase Agreement are joint and several, although the Company is expected to agree to bear all of the liabilities relating to the properties to be purchased by the Company and AVB is expected to agree to bear all of the liabilities relating to the properties to be purchased by AVB. Each of the Company and AVB is expected to agree to bear its respective proportionate share (i.e., 60% by the Company and 40% by AVB) of all other assumed liabilities under the Purchase Agreement, including certain pre-existing litigation, other than with respect to ongoing tax protection litigation involving the 2007 transaction of Archstone by LBHI and other buyers, for which the Company and AVB are being indemnified by LBHI.

Financing

The consummation of the Transaction is not subject to a financing condition. The Company expects to fund the ERP Cash Purchase Price through a combination of cash on-hand, available borrowings under its $1.75 billion revolving credit facility (which ERP has the contractual right under certain conditions to increase to a total of $2.25 billion), proceeds from the disposition of non-core apartment assets, bank term debt and unsecured debt and equity offerings.

Contemporaneously with entering into the Purchase Agreement, the Company also obtained a commitment from Morgan Stanley Senior Funding, Inc. to provide a $2.5 billion senior unsecured bridge loan facility (the “Facility”), for purposes of financing the ERP Cash Purchase Price and to pay fees and expenses relating to the Transaction (the “Commitment”). The Facility will only be entered into if the Company does not otherwise raise capital to finance the ERP Cash Purchase Price. The Facility would be entered into by ERP with a syndicate of banks and financial institutions, including Morgan Stanley Senior Funding, Inc. as lead arranger and administrative agent. Once entered into, the Facility would have a term of 364 days. The Commitment and all other obligations of the lenders with respect to the Facility are subject to the satisfaction of customary conditions to closing.

As part of the Transaction, the Company will assume approximately $5.0 billion of outstanding Archstone debt, inclusive of an estimated mark-to-market adjustment of $311.0 million but excluding the anticipated payoff of approximately $421.2 million of Archstone secured debt at closing. In addition, the Company will assume, through certain partially owned unconsolidated assets in which we are acquiring an interest, approximately $385.6 million of outstanding secured debt, of which the Company’s share is approximately $161.7 million. Finally, the unconsolidated joint ventures between the Company and AVB will assume approximately $321.4 million of outstanding secured debt (representing the ventures’ share of $2.2 billion in secured debt), of which the Company’s share is approximately $192.3 million. Approximately $5.1 billion of this assumed debt is secured mortgage indebtedness held by (or credit enhanced by) the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”).

In the case of Fannie Mae, these conditions include, without limitation, prepayment at closing of indebtedness in the amount of $300 million (which is included in the $421.2 million payoff discussed above) and payment of certain assumption fees. In addition, ERP will deliver to Fannie Mae customary non-recourse carveout guaranties to replace any such guaranties currently in effect. In general this assumption of this indebtedness will be without modification to the material terms and conditions, except that, in the case of up to approximately $1.76 billion of indebtedness with a current maturity date of November 1, 2017, Fannie Mae has agreed to extend the maturity date, which may involve the modification of interest rates and other terms and conditions and payment of extension fees by ERP. In the case of Freddie Mac, these conditions include, without limitation, payment of an assumption fee at closing and other conditions customary in secured loan assumption transactions. In addition, ERP will deliver to Freddie Mac customary non-recourse carveout guaranties to replace any such guaranties currently in effect.

The assumption of certain of this indebtedness is also subject to certain other third party consents such as bond issuers, servicers and joint venture partners.

Representations, Warranties and Covenants

The parties to the Purchase Agreement have made customary representations, warranties and covenants, including certain covenants by Archstone and LBHI relating to (i) the ongoing operation of the business of Archstone during the interim period after execution of the Purchase Agreement and prior to consummation of the Transaction, (ii) certain actions Archstone and LBHI will agree not to take during such interim period, (iii) cessation of further pursuit or consummation of any initial public offering of Archstone or certain affiliates, until the termination of the Purchase Agreement, and (iv) access and consultation rights relating to the Archstone business.

Closing; Conditions

The Transaction is generally required to close within 60 days of the date of entering into the Purchase Agreement, subject to the right of EQR and AVB to elect up to two 30-day extensions (the “Extension Rights”), and subject to certain exceptions (the last day of such period as extended, the “Outside Date”). If the first Extension Right is exercised, the amount of liquidated damages payable by the Company and AVB in the event that the Purchase Agreement is terminated under certain circumstances (described under “Termination” below) will be increased by an aggregate amount of $150,000,000. If the second Extension

Right is exercised, the Cash Purchase Price will increase by $1,000,000 for each day that the consummation of the Transaction is delayed past the expiration of the first 30-day extension, subject to reduction for certain events described in the Purchase Agreement.

The Transaction is expected to close in the first quarter of 2013, subject to the satisfaction or waiver of a number of customary conditions set forth in the Purchase Agreement, including, among others, (i) the continuing accuracy of the Company’s, AVB’s, Archstone’s and LBHI’s fundamental representations, (ii) the material compliance by all parties with their covenants in the Purchase Agreement, (iii) no occurrence of a material adverse effect with respect to the Company, AVB or Archstone, and (iv) no injunction nor prohibition by law on the transfer of more than $1 billion in gross value of Archstone assets. In addition, in the event that any required third-party consents to the Transaction are not received with respect to certain Archstone Assets, the Company and AVB may elect to defer the closing with respect to those assets only, up to 180 days following the date of entering into the Purchase Agreement (subject to certain exceptions). The consummation of the Transaction is not conditioned on receipt of any third-party consents.

The Company and AVB have agreed they will cooperate with each other and take all necessary actions to close the Transaction, that neither EQR nor AVB may force the other to close the Transaction, that either may assert that a condition to closing has not been satisfied and that either may terminate the Purchase Agreement.

Termination

The Purchase Agreement may be terminated at any time prior to the closing of the Transaction under certain circumstances, including by any party if the Transaction has not been consummated by March 25, 2013, and by the Company or AVB, on the one hand, or LBHI on the other, if the other party breaches or fails to perform any of its representations, warranties, covenants or other obligations under the Purchase Agreement such that the closing conditions become incapable of being satisfied.

In the event that the Purchase Agreement is terminated by LBHI due to the failure of the Company and AVB to satisfy the conditions to closing, the Company and AVB will be required to pay to Archstone liquidated damages in an aggregate amount of $650 million, or $800 million if the Company and AVB extend the closing date of the Transaction beyond January 24, 2013, subject to certain exceptions (the Company and AVB are expected to agree to bear their proportionate share (i.e., 60% by the Company and 40% by AVB) of any such payment). The Purchase Agreement provides that, in the event the Company and/or AVB fails to consummate the closing of the Transaction and LBHI is not in breach of the Purchase Agreement, the sole remedy available to LBHI will be the right to receive the liquidated damages payment described above, and LBHI will not be entitled to any other relief (including specific performance or additional damages). In the event that the Purchase Agreement is terminated by the Company and AVB due to the failure of LBHI to satisfy the conditions to the closing following the applicable cure period, then LBHI will be required to pay to ERP and AVB all out-of-pocket costs and expenses incurred by the Company and AVB in connection with the Transaction (other than any amounts payable to financial advisors, except for such financial advisors’ out of pocket costs). In addition, if LBHI has breached its obligations under the Purchase Agreement resulting from willful misconduct or gross negligence and such breach has had or would reasonably be expected to have a material adverse impact on the transactions for the Company and AVB, then the Company and AVB will be entitled to seek all available damages arising from such breach.

Indemnification

The Purchase Agreement contains certain customary indemnification obligations of each party relating to breaches of fundamental representations and warranties and breaches of covenants and certain other specified matters. In addition, LBHI has agreed to indemnify ERP and AVB with respect to (1) any litigation brought by certain former Archstone preferred stockholders arising out of the 2007 transaction of Archstone by LBHI and other buyers, and (2) any litigation relating to the recapitalization of certain Archstone affiliates in 2010

(or any other changes in capital structure following the 2007 transaction of Archstone). ERP and AVB have agreed to jointly and severally indemnify LBHI and Enterprise for certain post-closing liabilities relating to the Archstone Assets.

Registration Rights Agreement and Shareholders Agreement

At the closing, LBHI and EQR have agreed to enter into a Registration Rights Agreement, which grants LBHI certain customary registration rights to cover resales of the EQR Shares, and EQR, Archstone, LBHI and certain affiliates receiving EQR Shares have agreed to enter into a Shareholders Agreement, which will, among other things, restrict Archstone, LBHI and certain affiliates receiving EQR Shares from transferring any of the EQR Shares until April 26, 2013, impose conditions on certain transfers after April 26, 2013, grant EQR customary standstill protections, and impose certain voting requirements on LBHI and certain affiliates receiving EQR Shares, including the requirement, during the first year after closing, to vote all EQR Shares in accordance with the recommendations of the board of trustees (subject to certain exceptions for “extraordinary transactions”) and, so long as they own in the aggregate more than 5% of the outstanding common shares of EQR, to subsequently vote all EQR Shares in accordance with the recommendation of EQR’s board of trustees with respect to: (i) elections of trustees, (ii) compensation matters, and (iii) amendments to EQR’s declaration of trust to increase the authorized capital stock, and with respect to shareholder proposals, to vote all EQR Shares either proportionally in accordance with the votes of other shareholders, or in accordance with the recommendation of EQR’s board of trustees.

Other Matters

There can be no assurance that the transactions contemplated by the Purchase Agreement will be consummated, whether as a result of AVB’s, Archstone’s or LBHI’s unwillingness to close the Transaction, or the failure of any of the closing conditions. In addition, even if the parties consummate the Transaction, the Company’s financial condition and results of operations may be adversely affected if, among other things, the Company does not achieve the perceived benefits of the Transaction as expected, or at all, as well as by the risk factors otherwise affecting multifamily real estate companies. See the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

The foregoing description of the Purchase Agreement and the Transaction is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE.

On November 26, 2012, EQR issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by EQR or ERP under the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, and other statements that ERP or EQR may make, including statements about the benefits of the Transaction of the Archstone Assets, may contain forward-looking statements that involve numerous risks and uncertainties. The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the management of ERP’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to EQR and ERP on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,”

“intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on EQR’s or ERP’s results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. None of EQR, ERP or any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond ERP’s and EQR’s control. These factors include, at a minimum: failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure of AVB, Archstone or LBHI to consummate the Transaction; changes in laws or regulations; failure of the investment in the Archstone Assets to perform as expected, even in the event a Transaction is consummated; inability to influence the operations and control of any portions of the Archstone Assets held in a joint venture following consummation of any such Transaction; and changes in general economic conditions. Neither ERP nor EQR undertake any obligation (and ERP and EQR expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information, please refer to ERP’s and EQR’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated November 26, 2012, by and among ERP Operating Limited Partnership, Equity Residential, AvalonBay Communities, Inc., Lehman Brothers Holdings Inc. and Archstone Enterprise LP*

99.1	Press Release dated November 26, 2012.

*	Certain schedules have been omitted in accordance with Regulation S-K 601(b)(2). ERP and EQR will furnish the omitted schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: November 26, 2012	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: November 26, 2012	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel